Exhibit 99.2

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                           MUTUAL RESCISSION AGREEMENT
                  EMPLOYMENT AGREEMENT DATED NOVEMBER 29, 2004
                  WITH MARK POULSEN AS CHIEF EXECUTIVE OFFICER

         This Agreement of mutual rescission of a contract made and entered into this 6th day of June, 2007, by and between Mark Poulsen ("Poulsen") and Fit For Business International, Inc. ("FFB").

         FFB and Poulsen hereby mutually acknowledge and agree that:

1. On November 29, 2004, the parties entered into an employment agreement hiring Poulsen as Chief Executive Officer of FFB which is attached and marked Exhibit B (the "Employment Agreement").

2. The parties to the Employment Agreement and to this agreement of mutual rescission wish to rescind the Employment Agreement and to simultaneously execute a mutual release agreement attached and marked Exhibit C (the "Mutual Release")

3. Therefore, in consideration of the mutual covenants of the parties, the parties hereby rescind the Employment Agreement effective as of this day first written above.

4. Further, the Company agrees to defend, indemnify and hold harmless Poulsen from and against any and all costs, expenses and liability (including attorney's fees paid in the defense of Poulsen) which may in any way result from services rendered by Poulsen pursuant to or in any connection with the Employment Agreement other than any such liabilities resulting from Poulsen's gross negligence or willful misconduct in the event that the Company's Director's and Officers liability insurance does not cover any of such claims.

5. This agreement of mutual rescission shall be binding upon the parties, their successors, assigns and personal representatives. Neither party shall have any further rights or duties thereunder.

         This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed by both parties hereto.

         This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York without regard to choice of law principles.

         IN WITNESS HEREOF, the parties have signed this agreement as of the day and year first set forth above.

FIT FOR BUSINESS INTERNATIONAL, INC.

By:  /s/ Mark Poulsen                        June 6, 2007
    -----------------                        ------------
Print: Mark Poulsen, CEO                     Date


ACCEPTED AND AGREED:

By:  /s/ Mark Poulsen                        June 6, 2007
    -----------------                        ------------
Print: Mark Poulsen                          Date